                                                                    Exhibit 99.1

EXHIBIT 99.1 - APRIL 20, 2000 PRESS RELEASE ANNOUNCING SALE OF THE DRAPER
               BUILDING

                          BEACON CAPITAL PARTNERS, INC.
                               One Federal Street
                           Boston, Massachusetts 02110


Contact:  Randy J. Parker                                           NEWS RELEASE
          Chief Financial Officer
          (617) 457-0400

               THE DRAPER BUILDING SOLD BY BEACON CAPITAL PARTNERS
                     TO DRAPER LABORATORY FOR $72.5 MILLION

BOSTON, April 20, 2000 -- Beacon Capital Partners, Inc. announced today that it has sold The Draper Building, located adjacent to its Technology Square office complex in Cambridge, Massachusetts, for $72.5 million.

The purchaser is The Charles Stark Draper Laboratory, Inc., an independent not-for-profit institution engaged in applied research, engineering development and education. Draper Laboratory has been the sole tenant of The Draper Building since 1974.

Beacon's four-building Technology Square and The Draper Building were purchased together for $123 million from a partnership managed by The Prudential Insurance Company of America in June 1998. The Draper Building contains approximately 475,000 square feet of office and laboratory space.

Beacon Capital Partners, formed in January 1998 to pursue investment opportunities in commercial real estate, is led by Alan M. Leventhal, Chairman and CEO, and Lionel P. Fortin, President and COO. The company is based in Boston and has a regional office in Los Angeles.

                                      -30-